EXHIBIT 99.1

For immediate release
For more information contact:	July 16, 2003

Investors:	Media:
Glenda Allred (334) 240-5064	Bob Howell (334) 240-5025
Flake Oakley (334) 240-5061

COLONIAL BANCGROUP ANNOUNCES RECORD INCOME, EXCEEDS $16 BILLION IN ASSETS

MONTGOMERY, AL—The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder, announced today that the Company earned record net income for the quarter ended June 30, 2003 of $37.7 million, a 6% increase over the first quarter of 2003, a 9% increase over the fourth quarter 2002 and a 5% increase over the second quarter 2002. The Company also achieved another milestone topping $16 billion in assets for the first time.

Diluted earnings per share for the quarter ended June 30, 2003 were $0.30 per share, consistent with the same period in 2002 and representing a 3% increase over the $0.29 per share earned in the first quarter of 2003.

Colonial’s increased emphasis on retail banking and noninterest income sources has been a significant factor in its ability to increase earnings year to date. Total noninterest income, excluding securities gains, increased 16% or $4.5 million for the June 30, 2003 quarter compared to the March 31, 2003 quarter and $9.5 million, or 42%, for the second quarter 2003 compared to the second quarter of 2002.

Service charges on deposit accounts increased $1.6 million, or 14%, from first quarter to second quarter 2003 and $2.3 million, or 21%, over the second quarter of the prior year.

With another quarter of low mortgage interest rates, Colonial grew income from mortgage originations by $1.5 million, or 33%, from first quarter to second quarter 2003 and $3.3 million, or 113%, over the second quarter of the prior year. The Company does not have an investment in mortgage servicing assets and is therefore not exposed to valuation issues specific to those assets as Colonial exited the mortgage servicing business with the sale of all of its servicing rights in 2000.

In addition, electronic banking revenues increased from first quarter to second quarter 2003 by $277,000, or 11%, and $585,000 or 28% over the second quarter of 2002. The Company also recorded $1.7 million in income from option trading positions compared to approximately $500,000 in the first quarter of 2003 and $0 in the prior year’s second quarter.

Noninterest expenses was $91 million in the current quarter compared to $89 million for the first quarter 2003. This 3% increase is primarily due to higher commission expense to produce mortgage origination income, the opening of two new branches and the continued investment in technology.

Loan balances increased $265 million, or 9% annualized, from March 31, 2003 to June 30, 2003. The mortgage warehouse lending unit represents the major source of this growth with warehouse loans increasing $150 million, or 41% annualized, from March 31, 2003 to June 30, 2003.

Nonperforming assets as a percentage of loans and ORE were 0.71% at June 30, 2003 compared to 0.68% at March 31, 2003. This increase resulted from the addition of several unrelated credits located in diverse geographic markets and industries. Annualized net charge-offs were 0.37% of average loans for the second quarter 2003 and 0.29% year to date. One borrower whose business has been affected by the slowing economy represents approximately 30% of the total charge-offs for the quarter. “Even considering our increase in net charge-offs for the second quarter, we believe these asset quality statistics will again be among the best for banks with over $10 billion in assets,” said Mr. Lowder. The net charge-off ratio for FDIC-Insured Commercial Banks with assets over $10 billion was 1.13% as of the latest report from the FDIC.

The Company’s net interest margin of 3.42% for the second quarter 2003 remains unchanged from the first quarter and was seven basis points higher than the 3.35% recorded for the fourth quarter 2002 and down 35 basis points from the second quarter of 2002.

Core (non-time) deposits increased $294 million, or 12%, annualized, from December 2002 to June 2003. Time deposits declined $473 million resulting in a $179 million decrease in total deposits from year-end. This change in deposit mix reflects Colonial’s strategy to replace higher-cost time deposits with relationship products and less expensive funding.

During the quarter, Colonial announced the signing of a definitive agreement to acquire Sarasota Bank with total assets of $168 million, total deposits of $136 million and total loans of $132 million. Sarasota Bank has one location in downtown Sarasota which is expected to be a highly visible base for Colonial’s expansion in this market area.

“The current economic and interest rate environment still present challenges to the banking industry,” said Mr. Lowder. “Despite these challenges, Colonial has recorded another quarter of solid earnings and good asset quality. We continue to focus on our strengths, lending to strong customers with sound collateral. We believe this, coupled with the investments we are making in expanding our existing markets, improving delivery systems and enhancing our products will continue to create great opportunities for our customers and shareholders.”

Colonial BancGroup currently operates 273 offices with $16 billion in assets in Alabama, Florida, Georgia, Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

More detailed information on Colonial BancGroup’s quarterly earnings is available on the company’s website at www.colonialbank.com or in the Current Report on Form 8-K filed today with the Securities and Exchange Commission.

This release and the above referenced Current Report on Form 8-K of which this release forms a part contain “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainities that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2003 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either internationally, nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent acquisitions are not fully realized; (v) changes in the interest rate environment which may reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne by subsequent events; (vii) changes which may occur in the regulatory environment and (viii) other factors more fully discussed in our periodic reports filed with the Securities and Exchange Commission. When used in this Report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary (Dollars in millions, except per share amounts)	June 30, 2003	December 31, 2002	June 30, 2002	% Change June 30, ‘02 to ‘03
Total Assets	$16,208	$15,822	$13,673	19%
Loans	11,769	11,692	10,370	13%
Total earning assets	15,032	14,716	12,764	18%
Core (non-time) deposits	5,244	4,950	4,308	22%
Shareholders’ equity	1,122	1,071	961	17%
Book value per share	$9.03	$8.66	$8.13	11%

Earnings Summary (In thousands, except per share amounts)	Six Months Ended		% Change June 30, ‘02 to ‘03	Three Months Ended		% Change June 30, ‘02 to ‘03
	June 30, 2003	June 30, 2002		June 30, 2003	June 30, 2002
Net interest income (taxable equivalent)	$247,463	$227,249	9%	$125,741	$116,862	8%
Provision for loan losses	18,870	17,974	5%	10,810	8,496	27%
Noninterest income	63,745	46,358	38%	34,188	23,431	46%
Noninterest expense	179,948	146,908	22%	91,334	76,401	20%
Income from continuing operations	$73,377	$70,234	4%	$37,747	$36,056	5%

Net income	$73,377	$70,234	4%	$37,747	$36,056	5%

EARNINGS PER SHARE:
Income from continuing operations
Basic	$0.59	$0.59	0%	$0.30	$0.30	0%
Diluted	$0.59	$0.59	0%	$0.30	$0.30	0%
Net Income
Basic	$0.59	$0.59	0%	$0.30	$0.30	0%
Diluted	$0.59	$0.59	0%	$0.30	$0.30	0%
Average shares outstanding	123,896	117,554		124,055	119,702
Average diluted shares outstanding	124,540	118,747		124,721	120,956

Nonperforming Assets	June 30, 2003	December 31, 2002	June 30, 2002
Total non-performing assets ratio	0.71%	0.78%	0.60%
Allowance as a percent of nonperforming loans	210%	191%	325%
Net charge-offs ratio (annualized):
Quarter to date	0.37%	0.44%	0.19%
Year to date	0.29%	0.29%	0.22%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED STATEMENT OF INCOME (unaudited)

Earnings Summary (Dollars in thousands, except per share amounts)	2nd Qtr. 2003	1st Qtr. 2003	4th Qtr. 2002	3rd Qtr. 2002	2nd Qtr. 2002	Six Months Ended
						June 30, 2003	June 30, 2002
Net Interest Income	$125,149	$121,102	$119,540	$115,879	$116,095	$246,251	$225,751
Provision for Loan Loss	10,810	8,060	11,203	6,803	8,496	18,870	17,974

Noninterest Income:
Service charges on deposit accounts	13,360	11,713	11,883	11,404	11,051	25,073	21,654
Financial Planning Services	3,493	4,268	2,726	3,200	2,454	7,761	5,126
Electronic Banking	2,710	2,433	2,075	2,184	2,125	5,143	3,998
Mortgage Origination	6,126	4,590	5,119	3,858	2,872	10,716	5,027
Securities gains(losses), net	1,947	1,770	4,062	976	664	3,717	663
Other income	6,552	4,783	4,113	4,374	4,265	11,335	9,890

Total noninterest income	34,188	29,557	29,978	25,996	23,431	63,745	46,358

Noninterest Expense:
Salaries and employee benefits	48,172	47,158	44,190	42,591	40,142	95,330	77,454
Occupancy and equipment expenses	20,461	19,507	19,178	17,921	16,893	39,968	33,365
Amortization of intangibles	1,086	1,086	1,046	892	713	2,172	875
Merger related expenses	62	123	476	321	13	185	77
Other expense	21,553	20,740	20,620	18,636	18,640	42,293	35,137

Total noninterest expense	91,334	88,614	85,510	80,361	76,401	179,948	146,908

Income from continuing operations before tax	57,193	53,985	52,805	54,711	54,629	111,178	107,227
Income tax	19,446	18,355	18,003	18,876	18,573	37,801	36,993

Income from continuing operations	37,747	35,630	34,802	35,835	36,056	73,377	70,234
Discontinued operations, net of tax	—	—	(141)	(705)	—	—	—

Net income	$37,747	$35,630	34,661	$35,130	$36,056	73,377	70,234

Exclude discontinued operations, net of tax	—	—	141	705	—	—	—
Intangible amortization expense, net of tax	717	717	685	584	467	1,434	573

CASH BASIS EARNINGS FROM CONTINUING OPERATIONS	$38,464	$36,347	$35,487	$36,419	$36,523	$74,811	$70,807

Earnings per share—Diluted
Income from continuing operations	$0.30	$0.29	$0.28	$0.30	$0.30	$0.59	$0.59
Cash basis earnings from continuing operations	$0.31	$0.29	$0.29	$0.30	$0.30	$0.60	$0.60

Selected ratios from income from continuing operations
Return on average assets	0.96%	0.94%	0.90%	1.01%	1.09%	0.95%	1.09%
Return on average equity	13.73%	13.32%	13.13%	14.34%	14.92%	13.53%	15.35%
Efficiency ratio	57.11%	58.58%	56.93%	56.35%	54.46%	57.82%	53.69%
Noninterest income*/avg assets	0.87%	0.78%	0.78%	0.74%	0.71%	0.82%	0.72%
Noninterest expense*/avg assets	2.31%	2.31%	2.24%	2.29%	2.31%	2.31%	2.26%

Net interest margin	3.42%	3.42%	3.35%	3.53%	3.77%	3.42%	3.75%
Equity to assets	6.92%	6.85%	6.77%	6.98%	7.03%
Tier one leverage	6.50%	6.58%	6.50%	6.93%	7.10%

Selected ratios from cash basis earnings from continuing operations
Return on average tangible assets	0.99%	0.98%	0.94%	1.05%	1.12%	0.98%	1.11%
Return on average equity	13.99%	13.59%	13.39%	14.57%	15.11%	13.79%	15.47%
Return on average tangible equity	18.22%	17.80%	17.77%	18.51%	18.84%	18.01%	18.56%

*	Annualized

Note: Discontinued operations are as a result of exit from the mortgage servicing business in December 2000.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION (Dollars in thousands)	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
Assets:

Cash and due from banks	$306,661	$344,608	$381,549	$323,944	$291,261
Interest-bearing deposits in banks and federal funds sold	20,539	68,090	37,872	126,940	20,571
Securities available for sale	2,712,339	2,825,273	2,618,129	2,547,853	2,317,982
Investment securities	13,071	15,116	20,006	24,248	24,917
Mortgage loans held for sale	517,323	269,488	347,101	154,752	31,079
Loans	11,768,847	11,504,074	11,692,430	11,196,422	10,369,823
Less: Allowance for loan losses	(137,618)	(137,681)	(135,265)	(136,360)	(132,326)

Loans, net	11,631,229	11,366,393	11,557,165	11,060,062	10,237,497
Premises and equipment, net	234,708	234,060	231,574	224,986	232,623
Intangible assets, net	255,234	256,320	257,148	259,841	190,396
Other real estate owned	18,607	20,647	20,602	20,712	21,767
Accrued interest and other assets	497,794	354,065	351,209	345,387	304,741

Total Assets	$16,207,505	$15,754,060	$15,822,355	$15,088,725	$13,672,834

Liabilities and Shareholders’ Equity:

Noninterest-bearing demand deposits	$1,930,859	$1,906,310	$1,734,321	$1,618,195	$1,404,881
Interest-bearing demand deposits	2,766,449	2,788,073	2,704,479	2,606,538	2,439,957
Savings	546,866	529,521	511,643	483,387	463,423
Time deposits	3,896,978	4,153,379	4,369,292	4,447,831	4,345,306

Total deposits	9,141,152	9,377,283	9,319,735	9,155,951	8,653,567
Short-term borrowings	4,018,276	3,282,589	3,355,678	2,748,976	2,105,037
Subordinated debt	285,543	287,375	283,317	286,356	270,361
Trust preferred securities	201,490	197,509	197,878	194,946	183,039
FHLB and other long-term debt	1,287,008	1,437,092	1,517,339	1,562,405	1,418,513
Other liabilities	151,986	92,593	76,972	86,834	81,320

Total liabilities	15,085,455	14,674,441	14,750,919	14,035,468	12,711,837

Total shareholders’ equity	1,122,050	1,079,619	1,071,436	1,053,257	960,997

Total	$16,207,505	$15,754,060	$15,822,355	$15,088,725	$13,672,834

Common Shares Issued	124,255,988	123,784,053	123,700,015	123,649,591	120,196,874
Common Shares Outstanding	124,255,988	123,784,053	123,700,015	123,649,591	118,196,874
Treasury Shares Outstanding	—	—	—	—	2,000,000

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	June 30, 2003			March 31, 2003			June 30, 2002
	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
Loans, net of unearned income	$10,008,812	$150,977	6.12%	$9,898,524	$151,344	6.19%	$9,402,534	$157,061	6.70%
Mortgage warehouse lending	1,592,106	14,492	3.60%	1,477,357	13,375	3.62%	828,127	9,136	4.36%
Mortgage loans held for sale	364,505	4,982	5.47%	217,134	2,615	4.82%	20,129	326	6.48%
Investment securities and securities available for sale and other interest-earning assets	2,745,904	26,173	3.81%	2,738,425	27,909	4.08%	2,143,556	29,336	5.47%

Total Interest-earning assets(1)	14,711,327	$196,624	5.35%	14,331,440	$195,243	5.50%	12,394,346	$195,859	6.33%
Nonearning assets	1,114,053			1,024,415			850,526

Total assets	$15,825,380			$15,355,855			$13,244,872

Liabilities and Shareholders’ Equity:
Interest-bearing non-time deposits	$3,306,725	$7,004	0.85%	$3,217,313	$6,935	0.87%	$2,901,762	$9,701	1.34%
Time deposits	3,999,866	28,964	2.90%	4,266,858	32,460	3.09%	4,218,130	36,261	3.45%
Short-term borrowings	3,373,589	10,857	1.29%	2,850,948	9,784	1.39%	1,743,501	7,964	1.83%
Long-term debt	2,108,847	24,058	4.56%	2,131,488	24,340	4.62%	1,940,231	25,071	5.18%

Total interest-bearing liabilities	12,789,027	$70,883	2.22%	12,466,607	$73,519	2.39%	10,803,624	$78,997	2.93%
Noninterest-bearing demand deposits	1,846,827			1,726,423			1,394,292
Other liabilities	86,737			77,857			77,394

Total liabilities	14,722,591			14,270,887			12,275,310
Shareholders’ equity	1,102,789			1,084,968			969,562

Total liabilities and shareholders’ equity	$15,825,380			$15,355,855			$13,244,872

Rate differential			3.13%			3.11%			3.40%
Net yield on interest-earning assets		$125,741	3.42%		$121,724	3.42%		$116,862	3.77%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Six Months Ended June 30,
	2003			2002
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
Loans, net of unearned income	$9,953,973	$302,317	6.04%	$9,249,691	$310,335	6.76%
Mortgage warehouse lending	1,535,048	27,867	3.61%	849,226	18,516	4.34%
Mortgage loans held for sale	291,226	7,597	5.22%	20,375	678	6.66%
Investment securities and securities available for sale and other interest-earning assets	2,742,185	54,082	3.98%	2,050,716	56,861	5.55%

Total interest-earning assets(1)	14,522,432	$391,863	5.43%	12,170,008	$386,390	6.39%

Nonearning assets	1,069,484			807,817

Total assets	$15,591,916			$12,977,825

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$3,262,264	$13,937	0.86%	$2,792,918	$18,090	1.31%
Time deposits	4,132,626	61,424	3.00%	4,193,988	76,101	3.66%
Short-term borrowings	3,113,713	20,641	1.34%	1,737,054	15,797	1.83%
Long-term debt	2,120,105	48,398	4.60%	1,872,272	49,153	5.28%

Total interest-bearing liabilities	12,628,708	$144,400	2.30%	10,596,232	$159,141	3.03%

Noninterest-bearing demand deposits	1,786,958			1,372,553
Other liabilities	82,322			86,181

Total liabilities	14,497,988			12,054,966
Shareholders’ equity	1,093,928			922,859

Total liabilities and shareholders’ equity	$15,591,916			$12,977,825

Rate differential			3.13%			3.36%

Net yield on interest-earning assets		$247,463	3.42%		$227,249	3.75%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS AND LOAN LOSS RESERVE ANALYSIS (unaudited)

NONPERFORMING ASSETS (Dollars in thousands)	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
Nonaccrual loans	$65,136	$56,927	$70,282	$56,336	$39,452
Restructured loans	384	1,321	417	1,191	1,206

Total nonperforming loans	65,520	58,248	70,699	57,527	40,658

Other real estate owned	18,607	20,647	20,602	20,712	21,767

Total nonperforming assets	$84,127	$78,895	$91,301	$78,239	$62,425

Aggregate loans contractually past due 90 days for which interest is being accrued	$10,784	$7,689	$21,693	$25,696	$15,583

Net charge-offs;
Quarter to date	$10,874	$5,644	$12,297	$7,167	$4,952
Year to date	$16,518	$5,644	$30,749	$18,452	$11,285

RATIOS

Period end:
Total nonperforming assets as a percent of net loans and other real estate	0.71%	0.68%	0.78%	0.70%	0.60%
Allowance as a percent of nonperforming assets	164%	175%	148%	174%	212%
Allowance as a percent of nonperforming loans	210%	236%	191%	237%	325%
Net charge-offs as a percent of average net loans (annualized);
Quarter to date	0.37%	0.20%	0.44%	0.27%	0.19%
Year to date	0.29%	0.20%	0.29%	0.24%	0.22%

ALLOWANCE FOR LOAN LOSSES % BY CATEGORY (Dollars in thousands)	June 30, 2003		March 31, 2003		December 31, 2002		June 30, 2002
	Loans	Percent reserve	Loans	Percent reserve	Loans	Percent reserve	Loans	Percent reserve
Single Family Real Estate:
Short Term lines of credit secured by RE loans held for sale	$1,621,008	0.25%	$1,470,997	0.25%	$1,670,226	0.25%	$879,369	0.25%
1-4 Family real estate portfolio—held to maturity	1,926,053	0.50%	1,919,071	0.50%	1,950,119	0.50%	1,911,882	0.50%

Other	8,221,786	1.51%	8,114,006	1.53%	8,072,085	1.50%	7,578,572	1.59%

Total loans	$11,768,847	1.17%	$11,504,074	1.20%	$11,692,430	1.16%	$10,369,823	1.28%

Note:	The allowance allocation reflected above for short term lines of credit secured by RE loans held for sale and 1-4 family real estate portfolio loans reflects an internally developed allocation used for illustrative purposes only.

8-K Supplemental

Net Interest Income

Net interest income in the second quarter 2003 grew $4.0 million from the first quarter 2003 due to a $380 million increase in average earning assets. The average balance of loans within the mortgage warehouse lending unit plus mortgage loans held for sale increased $262 million. Average balances on all other loans increased $110 million. The margin was unchanged from first quarter 2003 at 3.42% as a decline of 15 basis points in earning asset yields was offset by decreasing liability costs of 17 basis points.

Continued decreases in mortgage rates led to prepayments of $390 million in the investment portfolio during the quarter versus $372 million in the prior quarter. Remaining unamortized premium represents 0.65% of the total portfolio at June 30, 2003 down from 0.81% at March 31, 2003. Given accelerated premium amortization, continued runoff in the portfolio and lower reinvestment rates, the securities yield fell from 4.08% to 3.81% during the period.

A significant portion of the increase in mortgage loans held for sale was in the warehouse division. The rate increase on this portfolio was due to volume-related price increases.

1

The balance sheet continues to be well positioned for rising rates as indicated in the following schedule of rate sensitive assets and liabilities as of June 30, 2003.

($ in thousands):	1 month and less	2 months to 1 year	1 year+
Rate Sensitive Assets	$8,802,869	$2,218,035	$4,011,215

Rate Sensitive Liabilities
Estimated maturity	4,495	1,692,263	1,616,556
Contractual maturity	4,110,514	3,117,006	2,461,776

Total	$4,115,009	$4,809,269	$4,078,332

Loans

Period end loan balances increased $265 million from March 31, 2003 to June 30, 2003. Change in period-end loan balances for the second quarter consisted of the following:

(in millions)	Period End Balance 3/31/03	Net Internal Change	Period End Balance 6/30/03
Mortgage warehouse loans	$1,471	$150	$1,621
Single-family real estate	1,644	(26)	1,618
Home Equity Lines	276	32	308
Regional bank loans	8,113	109	8,222

Total	$11,504	$265	$11,769

The mortgage warehouse lending portfolio increased to $1.6 billion during the second quarter as a result of continued mortgage refinancing. Overall lending in our regional banks has increased slightly over previous quarters, and an emphasis on home equity lines resulted in an increase of approximately 46% annualized in equity line balances in the second quarter 2003 over the first quarter of 2003. The decline in single family real estate is a result of the continued shift by consumers from adjustable rate to fixed rate mortgage products.

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Asset Quality

The charge-off ratio for the quarter was 0.37% as compared to 0.20% in the first quarter 2003. The Company’s exposure in Latin American countries discussed in our 1st quarter earnings release has decreased to $21.6 million in total outstanding commitments with $13.3 million currently funded at June 30, 2003. The Company’s exposure in Argentina has been reduced to $11 million of which 82% is current and on repayment terms. Colonial has no plans to expand its international lending division at this time. The Company’s plan is to let the funded and unfunded commitments to the banks within Latin America expire at their maturity.

Future Earnings Outlook

The Federal Reserve Board reduced the fed funds rate by 25 basis points in late June and has indicated it may maintain rates at low levels for an extended period. These actions reflect expectations for a continuation of slow economic growth for the next two to three quarters.

The June Fed funds rate cut could have had a more adverse impact on our margins due to the Company’s asset sensitive balance sheet. However, with increasing volumes of mortgage loans held for sale, the volume of loans with floors and the structured nature of our investment portfolio, we do not currently expect a material decline in our margins. Under current market conditions and barring any material changes in market rates, we estimate that margins should range between 3.35% and 3.45% for the remainder of the year.

We expect average mortgage warehouse volumes including mortgage loans held for sale to increase again in the third quarter and decline in the fourth quarter. The regional bank loan annualized growth rate through the end of the year is expected to continue in the low single digits.

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Core (non-time) deposit growth is expected to continue at 10-15% annualized and time deposit growth is expected to be flat to down slightly for the remainder of the year.

Noninterest income (excluding securities gains) growth was 16% for the second quarter of 2003 as compared to the first quarter of 2003. Under current conditions, Colonial anticipates 10-15% annualized growth for the remainder of 2003.

Colonial continues to grow internally through the opening of new branch locations. Throughout the first half of 2003 four new locations have opened and nine additional branches are planned for the remainder of 2003 in our existing markets of Florida, Texas and Nevada. Noninterest expense grew $2.7 million, 3%, in the second quarter 2003 compared to the first quarter of 2003. The increase consisted of approximately $500,000 from new branches, $500,000 in production related compensation, $600,000 in additional technology related expenses with the remaining increase of $1.1 million primarily from normal operating expense increases in salaries and benefits, legal fees, professional service fees and occupancy expense. It is anticipated that noninterest expenses will increase in the second half of 2003 from the scheduled opening of nine new branches as well as a roll out of the Company’s new platform automation system.

Credit costs for the third quarter are anticipated to be lower than the second quarter, barring any unforeseen changes such as a significant further slowdown in economic activity.

As noted previously, there are a number of uncertainties that would impact the expectations noted above. Colonial at the present time has not undertaken major cost cutting initiatives but has preferred to maintain the momentum we have established in growing our customer base and the number and quality of services provided to each customer in some of the country’s fastest growing markets.

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